EXHIBIT 99.1

Medical Action Industries Reports Third Quarter Fiscal Year 2014 Results

BRENTWOOD, N.Y., Feb. 5, 2014 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (the "Company") (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported financial results for the third quarter ended December 31, 2013, including net sales of $110.0 million and gross profit of $20.2 million or 18.4% of net sales. The Company generated net income of $1.9 million or $0.12 per diluted share and EBITDA, as adjusted of $6.0 million.

"We continue to make improvements with respect to our financial performance. Our net sales, gross profit and net income have all improved compared to last year and the prior quarter," said Paul D Meringolo, Chief Executive Officer of Medical Action Industries. "Our focus remains on profit improvement initiatives and investing in areas that will support the future growth of our business."

Third Quarter Results of Fiscal Year 2014

Net sales for the three months ended December 31, 2013, were $110.0 million, up $0.6 million or less than 1% from net sales of $109.4 million for the three months ended December 31, 2012. The reported gross profit of $20.2 million, or 18.4% of net sales, represents an improvement over the gross profit reported in the prior year period of $19.1 million or 17.5% of net sales. This improvement in gross profit is the result of management's focused efforts on pricing, expense management and cost of goods sold initiatives. These improvements were partially offset by higher resin costs.

Net income for the three months ended December 31, 2013, was $1.9 million or $0.12 per diluted share, compared to a reported net loss of ($55.5) million or ($3.39) per diluted share for the three months ended December 31, 2012. The results for the three months ended December 31, 2012 were impacted by a non-cash goodwill impairment charge of $78.6 million. The goodwill impairment charge was determined as part of the Company's regular annual impairment test and had an after-tax impact of $56.8 million on the financial results for the three months ended December 31, 2012.

Year-to-Date Results of Fiscal Year 2014

Net sales for the nine months ended December 31, 2013, were $325.5 million, down $8.3 million or 2.5% from net sales of $333.7 million for the nine months ended December 31, 2012. The reported gross profit of $56.6 million, or 17.4% of net sales, represents an improvement over the gross profit reported in the prior year period of $53.5 million or 16.0% of net sales. This improvement in gross profit is the result of management's focused efforts on pricing, expense management and cost of goods sold initiatives as well as the elimination of certain unprofitable sales. These improvements were partially offset by higher resin costs.

Net income for the nine months ended December 31, 2013, was $3.3 million or $0.20 per diluted share, compared to a reported net loss of ($55.6) million or ($3.39) per diluted share for the nine months ended December 31, 2012. The after-tax results for the nine months ended December 31, 2013, were negatively impacted by a non-cash write-off of deferred financing costs of $0.4 million (included in interest expense) related to the repayment and cancellation of all amounts owed under the Company's Prior Credit Agreement, as defined below. The financial results for the nine months ended December 31, 2012 were negatively impacted by $78.6 million ($56.8 million after income tax benefit) associated with the previously mentioned goodwill impairment charge.

Liquidity and Capital Resources

On May 17, 2013, the Company entered into a credit agreement (the "New Credit Agreement") consisting of term and revolving loans with Wells Fargo Bank, National Association. A portion of the proceeds from the New Credit Agreement was used to repay and cancel all amounts owed under the Company's prior credit agreement (the "Prior Credit Agreement"). The New Credit Agreement removed certain restrictive covenants and other obligations to which the Company was subject under the Prior Credit Agreement and will generally result in lower interest rates.

The New Credit Agreement provides for a maximum borrowing capacity of $65.0 million, consisting of the following loans: (i) a $11.5 million secured term loan with $10.5 million outstanding at December 31, 2013, (ii) $5.0 million in secured delayed draw term loans which had not been drawn upon by the Company as of December 31, 2013 and (iii) up to $53.5 million in secured revolving loans with $30.9 million outstanding at December 31, 2013, which secured revolving loans may be reduced by the amount of any outstanding delayed draw term loans drawn upon by the Company. The Company's outstanding debt under the New Credit Agreement of $41.5 million at December 31, 2013, represented a decrease of $11.2 million from outstanding debt under the Prior Credit Agreement at March 31, 2013. As of December 31, 2013, (i) the Company had $18.9 million available for additional borrowing under the New Credit Agreement and (ii) the Company was in compliance with all covenants and financial ratios applicable under the New Credit Agreement.

Cash and cash equivalents were $0.1 million at December 31, 2013, which represents a decrease of $0.5 million from March 31, 2013. The Company believes that the anticipated future cash flow from operations, coupled with the Company's cash on hand and available funds under the New Credit Agreement will be sufficient to meet working capital requirements for the next twelve months.

Investors Conference Call

The Company invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on February 5, 2014. You may listen to the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #34590969. The conference call will be simultaneously web cast on the Company's website: www.medical-action.com. The complete call and discussion will be available for replay on the Company's website beginning at 1:00 p.m. (ET) on February 5, 2014 until March 5, 2014.

About Medical Action Industries Inc.

Medical Action Industries Inc. (Nasdaq:MDCI), is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. The Company's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. The Company's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with the Company's suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, the Company's inability to successfully manage growth through acquisitions, the Company's failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of the Company's products, market price of the Company's Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 31,	March 31,
	2013	2013

ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$ 0.1	$ 0.6
Accounts receivable, less allowance for doubtful accounts of $0.5 at December 31, 2013 and $0.8 March 31, 2013	33.1	32.6
Inventories, net	52.9	53.0
Prepaid expenses	1.4	1.4
Deferred income taxes	1.5	1.4
Prepaid income taxes	0.1	1.0
Other current assets	2.0	2.3
Total current assets	91.3	92.3

Property, plant and equipment, net of accumulated depreciation of $40.6 at December 31, 2013 and $38.1 at March 31, 2013	42.6	45.0
Goodwill	30.0	30.0
Other intangible assets, net	34.6	36.6
Other assets, net	7.3	3.0
Total assets	$ 205.8	$ 206.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 20.2	$ 13.5
Accrued expenses	20.2	25.1
Current portion of capital lease obligations	0.2	0.2
Current portion of long-term debt	1.6	1.4
Total current liabilities	42.2	40.2

Other long-term liabilities	5.0	0.6
Deferred income taxes	6.4	6.4
Capital lease obligations, less current portion	13.3	13.5
Long-term debt, less current portion	39.8	51.3
Total liabilities	106.7	112.0
Stockholders' Equity:

Common stock 40.0 shares authorized, $.001 par value; issued and outstanding 16.4 shares at December 31, 2013 and March 31, 2013	0.0	0.0
Additional paid-in capital	36.3	35.5
Accumulated other comprehensive loss	(0.8)	(0.8)
Retained earnings	63.5	60.2
Total stockholders' equity	99.0	94.9
Total liabilities and stockholders' equity	$ 205.8	$ 206.9

MEDICAL ACTION INDUSTRIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net sales	$ 110.0	$ 109.4	$ 325.5	$ 333.7
Cost of sales	89.7	90.3	268.9	280.2
Gross profit	20.2	19.1	56.6	53.5

Selling, general and administrative expenses	16.5	15.9	48.1	48.0
Goodwill impairment charge	--	78.6	--	78.6

Operating income (loss)	3.8	(75.4)	8.5	(73.1)

Interest expense, net	0.7	1.1	3.3	3.6

Income (loss) before income taxes	3.0	(76.6)	5.2	(76.7)
Income tax expense (benefit)	1.1	(21.1)	1.9	(21.1)

Net income (loss)	$ 1.9	$ (55.5)	$ 3.3	$ (55.6)

Earnings (loss) per share:
Basic
Net income (loss)	$ 0.12	$ (3.39)	$ 0.20	$ (3.39)
Weighted-average common shares outstanding (basic)	16.4	16.4	16.4	16.4

Diluted
Net income (loss)	$ 0.12	$ (3.39)	$ 0.20	$ (3.39)
Weighted-average common shares outstanding (diluted)	16.5	16.4	16.5	16.4

Reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted

This press release includes the use of non-GAAP financial measures that are not prepared in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP and have been used in this press release because management believes it is useful to investors by providing greater transparency to the Company's operating performance.

(in millions)	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net income (loss)	$ 1.9	$ (55.5)	$ 3.3	$ (55.6)
Interest expense	0.7	1.1	3.3	3.6
Income tax expense (benefit)	1.1	(21.1)	1.9	(21.1)
Depreciation	1.2	1.2	3.6	3.8
Amortization	0.9	0.9	2.7	2.9
EBITDA	$ 5.8	$ (73.4)	$ 14.8	$ (66.4)

Stock-based compensation	$ 0.2	$ 0.3	$ 0.8	$ 0.8
Goodwill impairment charge	--	78.6	--	78.6
Professional fees related to Prior Credit Agreement	--	0.5	--	1.1
EBITDA, as adjusted	$ 6.0	$ 6.0	$ 15.6	$ 14.1

EBITDA is defined as earnings (loss) before interest (including the write-off of deferred financing costs of $0.7 million during the nine months ended December 31, 2013), income taxes, depreciation and amortization.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted, represents EBITDA as defined above adjusted for a goodwill impairment charge recognized during the three months ended December 31, 2012,  stock-based compensation and certain professional fees which were related to our Prior Credit Agreement. Stock-based compensation represents compensation expenses associated with stock options and restricted stock.

Management believes EBITDA and EBITDA, as adjusted, to be meaningful indicators of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentations of EBITDA and EBITDA, as adjusted, are non-GAAP financial measures commonly used by financial analysts and our lender to measure operating performance. While management considers EBITDA and EBITDA, as adjusted, to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

CONTACT: Brian Baker - Vice President of
         Finance and Principal Accounting Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600